Exhibit 99.1

Earthstone Energy, Inc. Announces Partial Exercise of Over-Allotment

Option and Closing of Public Offering of Common Stock

The Woodlands, Texas, June 30, 2016 – Earthstone Energy, Inc. (NYSE MKT: ESTE) announced today that the underwriters of its recent public offering of common stock exercised their option to purchase an additional 253,770 shares of common stock at $10.50 per share, increasing the total number of shares purchased to 4,753,770. All of the shares were offered by the Company at a price to the public of $10.50 per share. The net proceeds to the Company from this exercise were approximately $2.5 million, after deducting the underwriting discount and other estimated offering expenses, resulting in total net proceeds from the offering of $47.2 million.

The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes, which may include funding the completion of 12 gross (5.3 net) wells that are waiting on completion, drilling and completion activities associated with operated and non-operated properties, leasehold interest, and property acquisitions.

In connection with the offering, SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC acted as joint book-running managers. Euro Pacific Capital, Inc., Northland Securities, Inc., Roth Capital Partners, LLC, Johnson Rice & Company, Wunderlich Securities, Inc., and BOSC, Inc. acted as financial advisors.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in developing and acquiring oil and gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas, the Midland Basin of west Texas, and in the Williston Basin of North Dakota. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. The Company’s corporate headquarters is located in The Woodlands, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, volatile oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246